Exhibit 99.1

NEWS RELEASE
Contacts:	U.S. Well Services Josh Shapiro, VP, Finance and Investor Relations (832) 562-3730 IR@uswellservices.com Dennard Lascar Investor Relations Ken Dennard / Lisa Elliott (713) 529-6600 USWS@dennardlascar.com

U.S. Well Services Provides Business and Strategy Update and

Announces Preliminary Selected Unaudited Financial and Operating

Data for Fourth Quarter 2021

HOUSTON – February 1, 2022 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today provided updates on recent commercial activity as well as capital markets and strategic alternatives. The Company also announced preliminary selected unaudited financial and operating highlights for the fourth quarter of 2021.

“We are pleased with the commercial momentum that U.S. Well Services has built, and believe it demonstrates the continued, strong demand for all-electric pressure pumping fleets,” said Joel Broussard, the Company’s President and CEO. “U.S. Well Services is very excited to deploy the first all-electric fleet in the Rockies. This Nyx Clean Fleet® will be used for simul-frac operations, and we look forward to demonstrating its best-in-class noise and CO2-equivalent emissions footprint over the course of the project.”

“Although our results for the fourth quarter were significantly impacted by supply chain-driven downtime, we are proud of the significant progress the Company has made in reducing its debt load and are confident that

USWS is positioned to capitalize on the improving energy services market.”

Commercial Updates

•
Executed a contract with Olympus Energy to provide electric pressure pumping services with an existing fleet in Appalachia, for up to three years subject to exercise of all optional extensions
•
Executed a contract with XCL Resources to provide electric pressure pumping services with a newbuild Nyx Clean Fleet® in the Uinta Basin for up to three years, subject to exercise of all optional extensions

Capital Markets and Strategic Initiatives

The Company’s Board of Directors (the “Board”) intends to evaluate a range of capital markets and strategic alternatives to improve Company liquidity and maximize shareholder value, including without limitation, capital equity capital and / or debt capital raises, debt refinancing transactions, asset divestitures, monetization of intellectual property, and mergers, reverse mergers or other business combinations. The Company has engaged Piper Sandler & Co. (“Piper Sandler”) as exclusive financial advisor to assist with the evaluation process.

There can be no assurance that such evaluation will result in any transaction or other strategic change or outcome, nor can there be any assurance of the successful outcome or timing of any such transaction or strategic change or outcome. The Company has not set a timetable for the conclusion of its review of potential alternatives, and does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

This press release does not constitute an offer to sell or the solicitation of any offer to buy securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Preliminary Fourth Quarter 2021 Financial and Operating Information

•
Averaged five active fleets with a utilization rate of 82%, which equates to 4.1 fully-utilized fleets
•
During the quarter, USWS experienced approximately 883 hours and 734 hours of non-productive time related to sand and water shortages, respectively. This equates to approximately 67 days of downtime, or 16.4 days per fully-utilized fleet.
•
Generated total revenue of $38 to $39 million
•
Adjusted EBITDA of $(6) to $(8) million(¹)
•
Capital expenditures on an accrual basis were $9 to $10 million, of which growth capital expenditures related to the Company’s newbuild Nyx Clean Fleets® were $6 to $7 million
•
Reduced outstanding principal balance on senior secured term loan to $120.7 million at December 31, 2021 from $201.4 million at September 30, 2021
•
As a result of the Company’s debt reduction initiatives and its success in reducing the senior secured term loan principal balance below $132 million prior to the end of 2021, the interest rate on the senior secured term loan will be 0.0% for the first quarter of 2022
•
If the Company can reduce the balance of the senior secured term loan below $103 million by the end of the first quarter of 2022, the interest rate will be 1.0% for the remainder of the year
•
Total liquidity was $20 million at December 31, 2021, consisting of $9 million of cash and restricted cash and $11 million of availability under the Company’s ABL facility

(1)
Adjusted EBITDA is a Non-GAAP financial measure. We define Adjusted EBITDA as EBITDA excluding the following: impairments; litigation settlements; (gain) loss on disposal of assets; change in fair value of warrant liabilities; (gain) loss on extinguishment of debt; share-based compensation; and other items that management believes to be nonrecurring in nature. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates of non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.

The Company has not yet closed its books for the fourth fiscal quarter or fiscal year ended December 31, 2021 and its independent registered public accounting firm has not completed its audit of the Company’s results for the fiscal year ended December 31, 2021. The financial and operating information set forth above represents certain preliminary estimates of the financial and operating information that the Company expects to report for the fourth fiscal quarter and fiscal year ended December 31, 2021. The Company’s actual results may differ materially from these estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the Company’s fourth fiscal quarter and fiscal year ended December 31, 2021 are finalized.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of pressure pumping services and a market leader in electric fracture stimulation. The Company’s patented electric pressure pumping technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric pressure pumping technology dramatically decreases emissions, sound pollution and truck traffic while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the Company’s preliminary financial and operating data for the 2021 fourth quarter and year end, industry activity levels, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, the Company’s plan to repay indebtedness, the Company’s ability to identify, evaluate and complete any capital markets or strategic alternative, the Company’s business strategy and objectives for future operations, the Company’s ability to reduce the balance on its senior secured term loan and realize the resulting interest rate relief, results of discussions with potential customers, potential new contract opportunities and planned construction, the potential total term of existing customer contracts, deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include completion of the Company’s final closing procedures, final adjustments and other developments that may arise in the course of audit procedures, changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, public health crises, such as a pandemic, including the COVID-19 pandemic and new and potentially more contagious variants of COVID-19 such as the delta variant, availability of equipment and personnel, supply chain volatility related to sand and water shortages, the potential cancellation or modification of the Company’s existing contracts with customers, and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 17, 2021 and in our subsequently filed quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.